Exhibit 99.1

Date: May 15, 2024		510 Burrard St, 3rd Floor Vancouver BC, V6C 3B9 www.computershare.com

To:	All Canadian Securities Regulatory Authorities
NASDAQ Exchange

Subject: VILLAGE FARMS INTERNATIONAL, INC. (AMENDED – SEE THE HIGHLIGHTED)

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	May 17, 2024
Record Date for Voting (if applicable) :	May 17, 2024
Beneficial Ownership Determination Date :	May 17, 2024
Meeting Date :	June 28, 2024
Meeting Location (if available) :	Virtual Meeting
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No

NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	92707Y108	CA92707Y1088

Sincerely,

Computershare

Agent for VILLAGE FARMS INTERNATIONAL, INC.